Exhibit 10.57

AMENDMENT ONE TO THE

TORCHMARK CORPORATION

SAVINGS AND INVESTMENT PLAN

(as restated January 1, 2007)

This Amendment, made as of the _____ day of ____________________, 2008 by Torchmark Corporation (the “Employer”);

WITNESSETH:

WHEREAS, the Employer has heretofore adopted the Torchmark Corporation Savings and Investment Plan (the “Plan”), which has been restated in its entirety most recently effective January 1, 2007;

WHEREAS, it has been determined that certain amendments to the Plan are necessary and desirable;

WHEREAS, this Amendment is adopted to incorporate a Qualified Automatic Contribution Arrangement under the Pension Protection Act of 2006; and

WHEREAS, this Amendment supersedes any conflicting provisions of the Plan.

NOW, THEREFORE, the Plan is hereby amended, effective for Plan Years beginning after December 31, 2008 (except as otherwise provided), as follows:

FIRST.         Section 3.6 is hereby deleted in its entirety, and the following is substituted in lieu thereof.

Section 3.6 Automatic Enrollment of Participants. The automatic enrollment feature set forth in this Section is intended to be a Qualified Automatic Contribution Arrangement (“QACA”) as described in § 902(a) of the Pension Protection Act of 2006 and Code § 401(k)(13).

Notwithstanding Section 3.5, any Employee who becomes an Eligible Employee on or after January 1, 2009 or any Eligible Employee that has not completed an enrollment form by such date shall be automatically enrolled as a Participant and shall automatically have an amount equal to 3% of his or her Compensation for each pay period deferred and deposited to his or her Salary Deferral Account.

Unless modified by the Participant pursuant to Section 3.7, each Participant’s Salary Deferral percentage shall be determined in accordance with the following:

(i) 3% of Compensation beginning on the Participant’s entry date and ending on the last day of the first Plan Year beginning after the Participant’s entry date;

(ii) 4% of Compensation for the Plan Year immediately following the period set forth in (i);

(iii) 5% of Compensation for the Plan Year immediately following the period set forth in (ii);

(iv) 6% of Compensation for the Plan Year immediately following the period set forth in (iii) and all subsequent Plan Years;

The Participant’s Salary Deferral Account shall be invested in a fund selected by the Plan Administrator unless and until the Participant gives appropriate notice to the Plan Administrator to reallocate Investments under the Plan. The Plan Administrator may implement this automatic enrollment program through whatever procedure it deems appropriate, provided that such procedure applies on a non-discriminatory basis to all Participants.

SECOND.      Section 3.8 is hereby amended to include the following statement at the conclusion thereof:

The Employer shall cease making Matching Contributions for Plan Years beginning after December 31, 2008.

THIRD.         The following is added to the Plan as Section 3.8A:

Section 3.8A Safe Harbor Matching Contribution.

3.8A.1 For each pay period, the Employer will make a Safe Harbor Matching Contribution equal to the sum of (i) 100% of a Participant’s Salary Deferrals that do not exceed 1% of Compensation; plus (ii) 50% of such Participant’s Salary Deferrals that exceed 1% of Compensation but do not exceed 6% of Compensation.

3.8A.2 Notwithstanding anything in the Plan to the contrary, the Plan will be treated as meeting the ADP test as set forth in Code § 401(k)(3)(A)(ii) in any Plan Year in which the Plan includes a QACA.

3.8A.3 Notwithstanding anything in the Plan to the contrary, the Plan shall be treated as having satisfied the ACP test as set forth in Code § 401(m)(2) with respect to the Safe Harbor Matching Contribution as set forth in this Section 3.8A in any Plan Year in which the Plan includes a QACA.

3.8A.4 Notwithstanding anything in the Plan to the contrary, in any Plan Year in which the Plan consists solely of: (a) Salary Deferrals under a QACA and (b) Safe Harbor Matching Contributions which meet the requirements of Code § 401(m)(12), then such Plan will not be treated as a top heavy Plan and will be exempt from the top heavy requirements of Code § 416. Furthermore, if the Plan (but for the prior sentence) would be treated as a top heavy Plan because the Plan is a member of an aggregation group which is a top heavy group, then the contributions under the Plan may be taken into account in determining whether any other plan in the aggregation group meets the top heavy requirements of Code § 416.

FOURTH.         The following is added to the Plan as subsection 5.1.4:

5.1.4 The vested percentage of a Participant’s Account Balance in his Safe Harbor Matching Contributions Account shall be determined in accordance with the following schedule:

2-Year Cliff Vesting Schedule

less than 2 Years of completed Vesting Service	0%
2 or more Years of completed Vesting Service	100%

FIFTH.             The following is added to the Plan as subsection 5.3.3

With respect to any forfeiture of the non-vested interest in a Participant’s sub-account that contains the Safe Harbor Matching Contribution of Section 3.8A, the Administrator may elect to use all or any portion of the forfeitures to pay administrative expenses incurred by the Plan. Forfeitures that are not used to pay administrative expenses will be used first to restore previous forfeitures of Participants’ accounts as necessary and permitted pursuant to the provisions of the Plan. Forfeitures that are not used to pay administrative expenses and are not used to satisfy the provisions of the previous sentence will then be allocated/used to reduce the Safe Harbor Matching Contribution in Section 3.8A.

SIXTH.             The remaining provisions of the Plan shall remain unchanged.

IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed as of the day and year first above written.

TORCHMARK CORPORATION

By:

Its: